SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 18, 2005
                                                          -------------


                         HARBOR FLORIDA BANCSHARES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    000-22817                   65-0813766
-------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
        of incorporation)           File Number)             Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
-----------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
                                                   ---------------




------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 8.01         Other Events

         On July 18, 2005, Harbor Florida Bancshares, Inc. ("Bancshares") announced that on the afternoon of July 13th, the Company was notified by letter from the Office of Thrift Supervision (the "OTS") that a proposed compliance plan filed at the request of OTS on June 17, 2005, had been reviewed by OTS and was deemed to be an "acceptable plan". The Company had earlier announced that it was awaiting OTS action on the proposed compliance plan.

         A copy of the press release dated July 18, 2005 is attached as Exhibit 99.




                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   July 19, 2005                   HARBOR FLORIDA BANCSHARES,
                                           INC., Registrant


                                         By:  /s/
                                              ---------------------------
                                              Name:  H. Michael Callahan
                                              Title:  Senior Vice President and
                                              Chief Financial Officer


Exhibit No.                Description

99                         Press release dated July 18, 2005

                                                             Exhibit 99


HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES

OTS APPROVAL OF COMPLIANCE PLAN

For Immediate Release: July 18, 2005

      (Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("the Bank"), announced today that on the afternoon of July 13th, the Company was notified by letter from the Office of Thrift Supervision (the "OTS") that a proposed compliance plan filed at the request of OTS on June 17, 2005, had been reviewed by OTS and was deemed to be an "acceptable plan". The Company had earlier announced that it was awaiting OTS action on the proposed compliance plan.

CONTACT: Michael J. Brown, Sr., President (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.